Exhibit 10.13

AMENDED AND RESTATED STOCK OPTION AGREEMENT

This AMENDED AND RESTATED STOCK OPTION AGREEMENT (this “Agreement”), is made as of the 31st day of December, 2014, by and between Kitara Media Corp., a Delaware corporation (“Company”), and Joshua Silberstein (“Consultant”).

WHEREAS, pursuant to the terms and conditions of the Company’s 2013 Long-Term Incentive Equity Plan (“Plan”), and in accordance with that certain Employment Agreement (“Employment Agreement”), dated as of December 3, 2013, between the Company and the Consultant, the Board of Directors of the Company (“Board”) granted to the Consultant an option (“Option”) to purchase an aggregate of 2,500,000 shares of the authorized but unissued common stock of the Company, $.0001 par value (“Common Stock”), upon the terms and conditions set forth in that certain Stock Option Agreement, dated as of December 3, 2013, by and between the Company and Consultant (the “Original Stock Option Agreement”), and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan); and

WHEREAS, effective as of the date hereof (the “Separation Date”), Consultant has resigned as President of the Company and, in connection with his resignation, the Company and Consultant executed a separation agreement (the “Separation Agreement”) which provides for the execution by the Company and Consultant of this Agreement and provides for the engagement of Consultant as a consultant pursuant to an independent consulting agreement dated as of the date hereof (the “Consulting Agreement”); and

WHEREAS, the Company and Consultant desire to amend and restate the terms of the Original Stock Option Agreement;

IT IS AGREED:

1. Grant of Stock Option. The Company has granted to the Consultant the right and option to purchase all or any part of an aggregate of 2,500,000 shares of the Common Stock (“Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan.

2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Exercise Price. The exercise price (“Exercise Price”) of the Option is $0.26 per share, subject to adjustment as hereinafter provided.

4. Exercisability. Subject to the terms and conditions of the Plan and this Agreement, the right to purchase 625,000 shares is presently exercisable and the remaining shares subject to this Option shall become exercisable as follows: (i) on the day following the expiration of the revocation period provided in the General Release (“Revocation Expiration”), the right to purchase 250,000 shares will become exercisable, (ii) on the later of the Revocation Expiration and the date of occurrence of the Special Conditions (as defined in the Separation Agreement), the right to purchase 250,000 shares will become exercisable, and (iii) on the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Measurement Date”), the right to purchase a number of shares equal to the sum of: (a) if the total revenue of Health Guru Media, Inc. for the fiscal year ending on December 31, 2015 (“HG 2015 Revenue”) exceeds $5,000,000, five percent (5%) of HG 2015 Revenue divided by the Exercise Price, and (b) if HG 2015 Revenue exceeds $10,000,000, one percent (1%) of HG 2015 Revenue divided by the Exercise Price; provided that in no event shall the Option be exercisable for more than an aggregate of 2,500,000 shares of Common Stock. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on December 4, 2018 (the “Exercise Period”).

5. Effect of Termination of Employment and Engagement, Revocation of General Release.

5.1. Termination of Employment. The Option, including both the vested and unvested portions thereof, shall survive the termination of Consultant’s employment with the Company.

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5.2. Termination of Engagement.

5.2.1. Termination by Consultant or by the Company for Cause. If Consultant’s engagement under the Consulting Agreement is terminated (i) by the Company pursuant to Section 7 of the Consulting Agreement or (ii) by Consultant, the Option shall expire on the date of termination. In the event the Consultant’s engagement is terminated by the Company pursuant to Section 7 of the Consulting Agreement, the Board, in its sole discretion, may annul any award granted hereunder and require the Consultant to return to the Company the economic benefit of any Option Shares purchased hereunder by the Consultant within the 6 month period prior to the date of termination. In such event, the Consultant hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Option Shares on the date of termination (or the sales price of such Shares if the Option Shares were sold during such 6 month period) and the Exercise Price of such Shares.

5.2.2. Other Termination. If Consultant’s engagement under the Consulting Agreement is terminated for any reason (including if Consultant’s engagement is terminated due to the expiration of the Term (as defined in the Consulting Agreement)) other than (i) by the Company pursuant to Section 7 of the Consulting Agreement or (ii) by Consultant, the Option, including both the vested and unvested portions thereof, shall survive such termination.

5.3. Revocation of General Release. If Consultant revokes the General Release, the Option shall expire on the date of such revocation.

5.4. Competing With the Company. If Consultant violates any of the provisions of Schedule 2 of the Separation Agreement, the Board, in its sole discretion, may require the Consultant to return to the Company the economic value of any award that was realized or obtained by such Consultant at any time during the period beginning on the date that is 6 months prior to the date such Consultant’s employment is terminated and ending on the date of such termination. In such event, Consultant agrees to remit the economic value to the Company in accordance with Section 5.2.1 of this Option Agreement.

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6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Consultant for Federal income tax purposes with respect to the Option, the Consultant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Consultant from the Company.

7. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option (the “Adjustment Events”), the Consultant shall be entitled to whatever adjustments are necessary to this Option including, but not limited to, adjustments to the number of shares exercisable, the Exercise Price, and the security into which the Option converts, such that the (a) the Option shall be convertible into whatever combination of cash and securities that the Consultant would have received had he exercised his Option, in full, immediately prior to the Adjustment Event, and the Common Shares issuable upon such an exercise had then been exchanged, split, or otherwise adjusted as a result of the Adjustment Event, (b) the cost required to exercise the Option, in full, shall remain unchanged as a result of the Adjustment Event, and (c) no other aspect of this Option, including term, vesting schedules, or execution mechanics shall be changed in a material manner as a result of the Adjustment Event.

8. Method of Exercise.

8.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

8.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Consultant as soon as practicable after payment therefor.

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8.3. Payment of Purchase Price.

8.3.1. Cash Payment. The Consultant shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

8.3.2. Cashless Payment. The Consultant may use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

8.3.3. Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1 and 8.3.2.

8.3.4. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

9. Transfer. Except as may be set forth in the next sentence of this Section or in the Agreement, the Stock Option shall not be transferable by the Consultant other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Consultant’s lifetime, only by the Consultant (or, to the extent of legal incapacity or incompetency, the Consultant’s guardian or legal representative). Notwithstanding the foregoing, the Consultant, with the approval of the Board, may transfer all or a portion of the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Consultant’s “Immediate Family” (as defined below), or (ii) to an entity in which the Consultant and/or members of Consultant’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Consultant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Consultant) control the management of the assets.

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10. Company Representations. The Company hereby represents and warrants to the Consultant that:

(i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii) the Option Shares, when issued and delivered by the Company to the Consultant in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

11. Consultant Representations. The Consultant hereby represents and warrants to the Company that:

(i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

(ii) he has received a copy of the Plan as in effect as of the date of this Agreement;

(iii) he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

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(iv) he understands that he is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;

(v) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(vi) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above;

(vii) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(viii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of December 3, 2013, as amended and restated on December 31, 2014, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

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12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Consultant hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, (ii) the Consultant has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (iii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

13. Miscellaneous.

13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2. Conflicts with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling. Notwithstanding the foregoing, the Company hereby agrees that (i) the Committee shall not make any determination under Section 3.2 of the Plan with respect to this Option that is in conflict with Section 7 hereof and (ii) the Committee shall not exercise its rights under Section 12.3(a) or (b) of the Plan; provided, however, that the foregoing shall in no way limit or restrict the Board’s exercise of its rights under this Agreement, including without limitation Section 5 hereof.

13.3. Consultant and Stockholder Rights. The Consultant shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Consultant any right to continued employment with or engagement as a consultant by the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Consultant in accordance with the provisions regarding such termination set forth in the Employment Agreement.

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13.4. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.5. Entire Agreement. The foregoing, together with the General Release, the Consulting Agreement, the Amended and Separation Agreement and the provisions of your Employment Agreement which are incorporated herein by reference, constitute our entire agreement and supersedes any prior agreement or understanding with respect to your employment by the Company or the termination thereof. You acknowledge that the Company has not made, and in executing this Agreement, you have not relied upon, any representations, promises or inducements, except to the extent that the same are expressly set forth in the agreements which constitute the Entire Agreement. This Agreement may not be amended except by writing executed by the Consultant and the Company (provided, however, that this Agreement may not be amended by e-mail).

13.6. Binding Agreement. This Agreement and all of its terms shall be binding upon the Consultant, the Consultant’s spouse, the Consultant’s heirs, the Consultant’s estate, and the Consultant’s personal representatives, and upon the Company, its successors and assigns. For purposes of clarity, this Agreement shall be binding upon successor entities to the Company including, but not limited to: all current and future subsidiaries of the Company, any future corporate parent to the Company or any of its subsidiaries, any entity created as the result of a merger or reverse merger with the Company, any entity which purchases or comes to own through any means a controlling interest in the Company or any of its subsidiaries, any entity which completes an asset purchase for all or substantially all of the Company’s assets, or any business or division which is spun-out of the Company. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

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13.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

13.8. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

KITARA MEDIA CORP.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

CONSULTANT:

/s/ Joshua Silberstein
Joshua Silberstein

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